UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 7, 2011

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 656-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On June 7, 2011, NYSE Euronext and Deutsche Boerse AG issued a press release announcing that they have recommended to the Board of Directors of the holding company of the combined group, Alpha Beta Netherlands Holding N.V. (“Holdco”), that Holdco pay a one-time special dividend of €2.00 per Holdco share from Holdco’s capital reserves shortly after closing of the combination of Deutsche Boerse and NYSE Euronext. The cash distribution is subject to certain approvals and conditions being met, including the approval of the Supervisory Board of Deutsche Boerse AG and the Board of Directors of NYSE Euronext, as well as the Board of Directors of Holdco post-closing of the combination of Deutsche Boerse and NYSE Euronext.

A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

 (d)     Exhibits

Exhibit Number	Description
99.1

Press release entitled “Deutsche Boerse AG and NYSE Euronext Announce Special Dividend of €2.00 per Share for Shareholders of the Combined Group,” dated June 7, 2011 (solely furnished and not filed for purposes of Item 8.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              NYSE Euronext

Dated: June 7, 2011              By:  /s/ Janet L. McGinness

                                                             Name:     Janet L. McGinness

                                                             Title:       Senior Vice President &

                                                                            Corporate Secretary

                                                                               Exhibit Index

Exhibit Number	Description
99.1

Press release entitled “Deutsche Boerse AG and NYSE Euronext Announce Special Dividend of €2.00 per Share for Shareholders of the Combined Group,” dated June 7, 2011 (solely furnished and not filed for purposes of Item 8.01)